Exhibit 99.1

Investor Contact
Ken Diptee
Executive Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Dan Goldstein and Nazan Riahei
Sard Verbinnen & Co.
310-201-2040

DineEquity, Inc. Reports 32% Increase in Adjusted Earnings per

Diluted Share for the Second Quarter 2015

Second Quarter 2015 Highlights

➢       Second quarter 2015 adjusted EPS (Non-GAAP) of $1.53, an increase of 32% over second quarter 2014

➢       Second quarter 2015 GAAP EPS of $1.40, a 40% increase over second quarter 2014

➢       Returned approximately $37 million to shareholders, including $20 million in the form of share repurchases and approximately $17 million in cash dividends

➢       Returned over $68 million combined to shareholders in the first six months of 2015

➢       Second quarter domestic system-wide same-restaurant sales increased 6.2% at IHOP and 1.0% at Applebee’s

➢       IHOP and Applebee’s each ranked number one by Nation’s Restaurant News for the eighth consecutive year in their respective categories based on last fiscal year’s U.S. system-wide same-restaurant sales

GLENDALE, Calif., July 29, 2015 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the second quarter of fiscal 2015.

“This was another stellar quarter for DineEquity, reflecting strong financial discipline and the successful execution of our strategic priorities for DineEquity and our two category-leading brands,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart continued, “IHOP’s sales rose 6.2% for the second quarter, which is the largest increase in over a decade.  We believe that our brand building initiatives at Applebee’s and IHOP are laying a solid foundation for long-term growth.”

Second Quarter of Fiscal 2015 Financial Highlights

•                  Adjusted net income available to common stockholders was $28.9 million, representing adjusted earnings per diluted share of $1.53, for the second quarter of 2015.  This compares to $22.1 million, representing adjusted earnings per diluted share of $1.16, for the same period of 2014.  The increase in adjusted net income was mainly due to a significant decline in cash interest expense and higher gross segment profit.  The growth in gross segment profit was mainly due to the 6.2% increase in IHOP’s domestic system-wide same-restaurant sales, which was the highest

DineEquity, Inc.

quarterly sales increase since the first quarter of 2004. (See “Non-GAAP Financial Measures” below.)

•                 GAAP net income available to common stockholders was $26.5 million for the second quarter of 2015, or earnings per diluted share of $1.40.  This compares to net income available to common stockholders of $18.9 million, or earnings per diluted share of $1.00, for the second quarter of 2014.  The increase was primarily due to significantly lower interest expense and higher gross segment profit.

First Six Months of Fiscal 2015 Financial Highlights

•                 Adjusted net income available to common stockholders was $60.0 million, or adjusted earnings per diluted share of $3.17, for the first six months of 2015.  This compares to $46.1 million, or adjusted earnings per diluted share of $2.43, for the same period of 2014.  The increase in adjusted net income was primarily due to a significant decline in cash interest expense and higher gross segment profit.  (See “Non-GAAP Financial Measures” below.)

•                 GAAP net income available to common stockholders was $54.6 million for the first six months of 2015, or earnings per diluted share of $2.88.  This compares to net income available to common stockholders of $39.3 million, or earnings per diluted share of $2.07, for the same period of 2014.  The increase was mainly due to a substantial decline in interest expense and higher gross segment profit.

•                 For the first six months of fiscal 2015, cash flows from operating activities were $48.1 million and free cash flow was $49.7 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Second Quarter of Fiscal 2015

•                 IHOP’s domestic system-wide same restaurant sales increased 6.2% for the second quarter of 2015 compared to the same period in 2014.

•                 Applebee’s domestic system-wide same-restaurant sales increased 1.0% for the second quarter of 2015 compared to the second quarter of 2014.

First Six Months of Fiscal 2015

•                 IHOP’s domestic system-wide same restaurant sales increased 5.5% for the first six months of 2015 compared to the same period in 2014.

•                 Applebee’s domestic system-wide same-restaurant sales increased 2.0% for the first six months of 2015 compared to the same period in 2014.

Financial Performance Guidance for Fiscal 2015

DineEquity reiterates its financial performance guidance for fiscal 2015 contained in the press release issued on February 25, 2015 and the Form 8-K issued on February 26, 2015, except for domestic system-wide same-restaurant sales for both IHOP and Applebee’s. The Company revised IHOP’s sales performance guidance to range between positive 4.0% and positive 6.0%. This reflects an increase from the previous expectations of between positive 2.0% and positive 5.0%.  Applebee’s sales performance guidance was revised to range between positive 1.0% and positive 3.0%. This reflects a decrease from the previous expectations of between positive 1.0% and positive 4.0%.  DineEquity’s financial

DineEquity, Inc.

performance guidance reflects the impact of a 53rd operating week in fiscal 2015, in which the last month of the fiscal fourth quarter contains six weeks.

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  To participate on the call, please dial (800) 708-4539 and reference pass code 40097834. International callers, please dial (847) 619-6396 and reference pass code 40097834.

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on July 29, 2015 through 11:59 p.m. Pacific Time on August 5, 2015 by dialing (888) 843-7419 and referencing pass code 40097834#. International callers, please dial (630) 652-3042 and reference pass code 40097834#. An online archive of the webcast will also be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The

DineEquity, Inc.

forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, and any gain or loss related to the disposition of assets.  This is presented on an aggregate basis and a per share (diluted) basis.  For fiscal 2015, free cash flow” for a given period is defined as cash provided by operating activities, plus net receipts from notes and equipment contracts receivable, excluding direct financing lease receivables (“net receipts from notes and equipment contracts receivable”), less capital expenditures.  “Segment EBITDA” for a given period is defined as gross profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from notes and equipment contracts receivable, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Franchise and restaurant revenues	$137,768	$126,444	$279,586	$258,239
Rental revenues	31,132	30,709	62,534	61,462
Financing revenues	2,649	3,368	5,243	8,021
Total revenues	171,549	160,521	347,363	327,722
Cost of revenues:
Franchise and restaurant expenses	51,423	42,155	103,449	87,833
Rental expenses	23,319	23,653	46,809	47,519
Financing expenses	—	240	12	825
Total cost of revenues	74,742	66,048	150,270	136,177
Gross profit	96,807	94,473	197,093	191,545
General and administrative expenses	34,577	34,816	68,807	69,001
Interest expense	15,677	24,942	31,323	49,911
Amortization of intangible assets	2,500	3,070	5,000	6,141
Closure and impairment charges, net	475	637	2,302	837
Loss on extinguishment of debt	—	6	—	12
Loss (gain) on disposition of assets	66	(130)	57	797
Income before income tax provision	43,512	31,132	89,604	64,846
Income tax provision	(16,615)	(11,965)	(34,295)	(24,855)
Net income	$26,897	$19,167	$55,309	$39,991
Net income available to common stockholders:
Net income	$26,897	$19,167	$55,309	$39,991
Less: Net income allocated to unvested participating restricted stock	(359)	(307)	(726)	(649)
Net income available to common stockholders	$26,538	$18,860	$54,583	$39,342
Net income available to common stockholders per share:
Basic	$1.41	$1.00	$2.90	$2.09
Diluted	$1.40	$1.00	$2.88	$2.07
Weighted average shares outstanding:
Basic	18,763	18,776	18,819	18,785
Diluted	18,895	18,955	18,959	19,003

Dividends declared per common share	$0.875	$0.75	$1.75	$1.50
Dividends paid per common share	$0.875	$0.75	$1.75	$1.50

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,383	$104,004
Receivables, net	107,807	153,498
Restricted cash	41,255	52,262
Prepaid gift card costs	41,559	51,268
Prepaid income taxes	1,278	11,753
Deferred income taxes	38,465	30,860
Other current assets	12,835	9,239
Total current assets	347,582	412,884
Long-term receivables, net	170,368	180,856
Property and equipment, net	231,124	241,229
Goodwill	697,470	697,470
Other intangible assets, net	777,425	782,336
Deferred rent receivable	90,917	91,117
Other non-current assets, net	40,972	42,216
Total assets	$2,355,858	$2,448,108

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,162	$41,771
Gift card liability	116,865	179,760
Accrued advertising	13,374	10,150
Accrued employee compensation and benefits	14,932	25,722
Dividends payable	16,546	16,635
Accrued interest payable	3,886	14,126
Current maturities of capital lease and financing obligations	15,291	14,852
Other accrued expenses	15,566	10,033
Total current liabilities	235,622	313,049
Long-term debt	1,300,000	1,300,000
Capital lease obligations, less current maturities	91,505	98,119
Financing obligations, less current maturities	42,461	42,524
Deferred income taxes	309,159	319,111
Deferred rent payable	74,874	75,375
Other non-current liabilities	21,365	20,857
Total liabilities	2,074,986	2,169,035
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; June 30, 2015 - 25,212,715 issued, 18,873,985 outstanding; December 31, 2014 - 25,240,055 issued, 18,953,567 outstanding	252	252

Additional paid-in-capital	284,055	279,946
Retained earnings	335,750	313,644
Accumulated other comprehensive loss	(85)	(73)
Treasury stock, at cost; shares: June 30, 2015 - 6,338,730; December 31, 2014 - 6,286,488	(339,100)	(314,696)

Total stockholders’ equity	280,872	279,073
Total liabilities and stockholders’ equity	$2,355,858	$2,448,108

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$55,309	$39,991
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	15,855	17,498
Non-cash interest expense	1,519	3,315
Deferred income taxes	(16,768)	(16,047)
Non-cash stock-based compensation expense	4,593	5,508
Tax benefit from stock-based compensation	4,688	3,578
Excess tax benefit from stock-based compensation	(4,572)	(4,455)
Closure and impairment charges	2,302	837
Loss on disposition of assets	57	797
Other	(1,534)	(1,704)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,249)	(4,949)
Current income tax receivables and payables	9,717	16,004
Gift card receivables and payables	(3,256)	(4,165)
Prepaid expenses and other current assets	(2,299)	(1,608)
Accounts payable	6,024	10,103
Accrued employee compensation and benefits	(10,790)	(10,552)
Other current liabilities	(1,473)	1,841
Cash flows provided by operating activities	48,123	55,992

Cash flows from investing activities:
Additions to property and equipment	(4,612)	(4,086)
Proceeds from sale of property and equipment	800	681
Principal receipts from notes, equipment contracts and other long-term receivables	9,517	6,066
Other	(110)	75
Cash flows provided by investing activities	5,595	2,736
Cash flows from financing activities:

Repayment of long-term debt	—	(2,400)
Principal payments on capital lease and financing obligations	(5,975)	(5,570)
Repurchase of DineEquity common stock	(35,007)	(30,006)
Dividends paid on common stock	(33,271)	(28,518)
Tax payments for restricted stock upon vesting	(3,010)	(1,944)
Proceeds from stock options exercised	8,374	6,658
Excess tax benefit from stock-based compensation	4,572	4,455
Change in restricted cash	11,007	(7,064)
Other	(29)	—
Cash flows used in financing activities	(53,339)	(64,389)
Net change in cash and cash equivalents	379	(5,661)
Cash and cash equivalents at beginning of period	104,004	106,011
Cash and cash equivalents at end of period	$104,383	$100,350

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders, as reported, to net income available to common stockholders, as adjusted to exclude: closure and impairment charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; and gain or loss on disposition of assets, all items net of taxes, and related per share data:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income available to common stockholders, as reported	$26,538	$18,860	$54,583	$39,342
Closure and impairment charges	475	637	2,302	837
Loss on extinguishment of debt	—	6	—	12
Amortization of intangible assets	2,500	3,070	5,000	6,141
Non-cash interest expense	764	1,673	1,519	3,315
Loss (gain) on disposition of assets	66	(130)	57	797
Income tax provision	(1,446)	(1,997)	(3,373)	(4,219)
Net income allocated to unvested participating restricted stock	(30)	(55)	(73)	(116)
Net income available to common stockholders, as adjusted	$28,867	$22,064	$60,015	$46,109

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.40	$1.00	$2.88	$2.07
Closure and impairment charges	0.02	0.02	0.08	0.02
Loss on extinguishment of debt	—	0.00	—	0.00
Amortization of intangible assets	0.08	0.10	0.16	0.20
Non-cash interest expense	0.03	0.06	0.05	0.11
Loss (gain) on disposition of assets	0.00	(0.01)	0.00	0.02
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)	(0.00)	(0.00)
Rounding	—	(0.01)	—	0.01
Diluted net income available to common stockholders per share, as adjusted	$1.53	$1.16	$3.17	$2.43

Numerator for basic EPS-income available to common stockholders, as adjusted	$28,867	$22,064	$60,015	$46,109
Effect of unvested participating restricted stock using the two-class method	1	1	3	3
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$28,868	$22,065	$60,018	$46,112

Denominator for basic EPS-weighted-average shares	18,763	18,776	18,819	18,785
Dilutive effect of stock options	132	179	140	218
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,895	18,955	18,959	19,003

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus net receipts from notes and equipment contracts receivable, less additions to property and equipment). We believe this information is helpful to investors to determine our cash available for general corporate purposes and for the return of cash to stockholders pursuant to our capital allocation strategy.

	Six Months Ended
	June 30,
	2015	2014
	(In millions)
Cash flows provided by operating activities	$48.1	$56.0
Net receipts from notes and equipment contracts receivable	6.2	2.7
Additions to property and equipment	(4.6)	(4.1)
Free cash flow	49.7	54.6
Dividends paid on common stock	(33.3)	(28.5)
Repurchase of DineEquity common stock	(35.0)	(30.0)
	$(18.6)	$(3.9)

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross profit to segment EBITDA:

	Three months ended June 30, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$49,920	$70,361	$17,487	$31,132	$2,649	$171,549
Expense	1,730	32,338	17,355	23,319	—	74,742
Gross segment profit	48,190	38,023	132	7,813	2,649	96,807
Plus:
Depreciation/amortization	2,588	—	184	3,196	—	5,968
Interest charges	—	—	98	3,374	—	3,472
Segment EBITDA	$50,778	$38,023	$414	$14,383	$2,649	$106,247

	Three months ended June 30, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,039	$60,731	$15,674	$30,709	$3,368	$160,521
Expense	1,294	25,331	15,530	23,653	240	66,048
Gross segment profit	48,745	35,400	144	7,056	3,128	94,473
Plus:
Depreciation/amortization	2,615	—	495	3,314	—	6,424
Interest charges	—	—	99	3,721	—	3,820
Segment EBITDA	$51,360	$35,400	$738	$14,091	$3,128	$104,717

	Six months ended June 30, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$102,351	$142,472	$34,763	$62,534	$5,243	$347,363
Expense	3,326	66,259	33,864	46,809	12	150,270
Gross profit	99,025	76,213	899	15,725	5,231	197,093
Plus:
Depreciation/amortization	5,180	—	373	6,420	—	11,973
Interest charges	—	—	197	6,875	—	7,072
Segment EBITDA	$104,205	$76,213	$1,469	$29,020	$5,231	$216,138

	Six months ended June 30, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$100,792	$125,472	$31,975	$61,462	$8,021	$327,722
Expense	2,694	53,304	31,835	47,519	825	136,177
Gross profit	98,098	72,168	140	13,943	7,196	191,545
Plus:
Depreciation/amortization	5,236	—	1,019	6,658	—	12,913
Interest charges	—	—	199	7,581	—	7,780
Segment EBITDA	$103,334	$72,168	$1,358	$28,182	$7,196	$212,238

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and six months ended June 30, 2015 and 2014, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,990	1,985	1,991	1,985
Company	23	23	23	23
Total	2,013	2,008	2,014	2,008

System-wide(b)
Sales percentage change(c)	2.0%	0.6%	2.9%	(0.1)%
Domestic same-restaurant sales percentage change(d)	1.0%	0.6%	2.0%	0.0%

Franchise(b)
Sales percentage change(c)	2.0%	0.6%	2.9%	(0.1)%
Domestic same-restaurant sales percentage change(d)	1.0%	0.6%	2.0%	0.1%
Average weekly domestic unit sales (in thousands)	$48.9	$48.2	$50.0	$48.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,471	1,448	1,471	1,444
Area license	167	167	167	167
Company	13	10	13	11
Total	1,651	1,625	1,651	1,622

System-wide(b)
Sales percentage change(c)	7.1%	6.0%	6.6%	6.2%
Domestic same-restaurant sales percentage change(d)	6.2%	3.2%	5.5%	3.6%

Franchise(b)
Sales percentage change(c)	6.8%	6.1%	6.4%	6.3%
Domestic same-restaurant sales percentage change(d)	6.2%	3.2%	5.5%	3.6%
Average weekly domestic unit sales (in thousands)	$37.4	$35.6	$37.6	$36.4

Area License (b)
Sales percentage change(c)	7.7%	5.8%	7.4%	6.9%

DineEquity, Inc.

(a)         “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and six months ended June 30, 2015 and 2014 were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$1,174.6	$1,150.7	$2,400.6	$2,333.8
IHOP franchise restaurant sales	$715.1	$669.5	$1,436.4	$1,349.8
IHOP area license restaurant sales	$69.8	$64.8	$144.8	$134.9

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,991	1,988	1,994	1,988
Company restaurants	23	23	23	23
Total Applebee’s restaurants, beginning of period	2,014	2,011	2,017	2,011
Franchise restaurants opened:
Domestic	6	5	10	13
International	2	1	4	1
Total franchise restaurants opened	8	6	14	14
Franchise restaurants closed:
Domestic	(4)	(5)	(8)	(10)
International	(2)	(3)	(7)	(6)
Total franchise restaurants closed	(6)	(8)	(15)	(16)
Net franchise restaurant development (reduction)	2	(2)	(1)	(2)
Summary - end of period:
Franchise	1,993	1,986	1,993	1,986
Company restaurants	23	23	23	23
Total Applebee’s restaurants, end of period	2,016	2,009	2,016	2,009
IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,470	1,449	1,472	1,439
Area license	167	168	167	168
Company	13	10	11	13
Total IHOP restaurants, beginning of period	1,650	1,627	1,650	1,620
Franchise/area license restaurants opened:
Domestic franchise	7	7	13	16
Domestic area license	1	1	2	2
International franchise	3	5	3	9
Total franchise/area license restaurants opened	11	13	18	27
Franchise/area license restaurants closed:
Domestic franchise	(1)	(6)	(7)	(11)
Domestic area license	(2)	(2)	(3)	(2)
International franchise	—	—	—	(1)
International area license	—	—	—	(1)
Total franchise/area license restaurants closed	(3)	(8)	(10)	(15)
Net franchise/area license restaurant development	8	5	8	12
Refranchised from Company restaurants	—	1	1	4
Franchise restaurants reacquired by the Company	—	(1)	(3)	(1)
Net franchise/area license restaurant additions	8	5	6	15
Summary - end of period
Franchise	1,479	1,455	1,479	1,455
Area license	166	167	166	167
Company	13	10	13	10
Total IHOP restaurants, end of period	1,658	1,632	1,658	1,632